                                                                     EXHIBIT 5.1

                                  June 8, 1999

Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

Re: Registration Statement on Form S-3

Gentlemen:

     I am the general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed sale of up to 229,161 shares of common stock, par value $1.00 per share (the "Common Stock") of the Company by and for the accounts of those individuals listed under the "Selling Shareholders" caption of the Registration Statement (collectively, the "Selling Shareholders").

     I have examined copies of (i) the Restated Articles of Incorporation, as amended and the composite By-laws, as amended of the Company, (ii) the Registration Statement, and (iii) such other corporate records and documents as I deemed necessary to form the basis for this opinion. In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

     Based on the foregoing, it is my opinion that the shares of Common Stock being registered will, when sold as contemplated in the prospectus (the "Prospectus") forming a part of the Registration Statement, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     I hereby consent to the reference to me in the Registration Statement and in the Prospectus, which constitutes a part thereof, as the attorney who will pass on certain legal matters in connection with the proposed sale of the Common Stock by the Selling Shareholders and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ BENJAMIN P. BUTTERFIELD

                                          Benjamin P. Butterfield